EXHIBIT 10.5

                          PROMISSORY NOTE TO BEN KIRK
                            DATED DECEMBER 18, 2003












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                                 PROMISSORY NOTE



US$25,000_____                                                 DECEMBER 18, 2003
                                                     VANCOUVER, BRITISH COLUMBIA



For value received, BRAVO RESOURCES LTD. ("Maker") promises to pay to the order of BEN KIRK, the sum of TWENTY-FIVE THOUSAND DOLLARS (US$25,000), with interest at THREE AND ONE-HALF PERCENT (3.5%) per annum, on December 18, 2005.

Maker may prepay this Note at any time without penalty.

This Note is unsecured.

Should legal proceedings be necessary to enforce the payment of this Note, Maker shall be liable for all costs of collection, including attorneys' fees.

"Maker"
BRAVO RESOURCES LTD.


By: /s/ DANIEL SAVINO
    -------------------------------------
         Daniel Savino, President